Nobilis Health Receives NYSE Notice Regarding Late Form 10-Q Filing

HOUSTON, TX--(PRNewswire – November 15, 2018) - Nobilis Health Corp. (NYSE American: HLTH) (NEO: HLTH) ("Nobilis" or the "Company") announced today that on November 15, 2018 it received notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 1007 of the NYSE American Company Guide, as a result of its failure to timely file its Quarterly Report on Form 10-Q for the three months ended September 30, 2018.

The NYSE informed Nobilis that, under the NYSE rules, the Company will have six months from November 15, 2018 to file the Form 10-Q with the SEC. Nobilis can regain compliance with the NYSE listing standards at any time before that date by filing the Form 10-Q with the SEC. If the Company fails to file Form 10-Q by the NYSE’s compliance deadline, the NYSE may grant, at its discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

The Company has stated previously, additional time is required for the Company and auditor to complete their review of the Company’s financial statements in order to finalize the 10-Q. The Company is re-evaluating the Net Realizable Value on its Accounts Receivable and intends to make a significant adjustment to the carrying value of accounts receivable, primarily on out of network claims greater than 365 days old. The final adjustment is subject to the completion of the Company’s and auditor’s review.

About Nobilis Health Corp.
Nobilis Health (www.NobilisHealth.com) is a full-service healthcare development and management company, with more than 30 locations across Texas and Arizona, including hospitals, ambulatory surgery centers, and multi-specialty clinics. In addition, Nobilis Health partners with more than 30 facilities across the country. Marketing nine independent brands, Nobilis Health deploys a unique patient acquisition strategy driven by proprietary, direct-to-consumer marketing technology, focusing on a specified set of procedures that are performed at its facilities by local physicians. Nobilis Health's business model connects patients with physicians and delivers the highest quality healthcare.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are canceled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to any mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 12, 2018, as updated by other filings with the Securities and Exchange Commission.

Contact Information:
Marty Spake
Vice President, Corporate Development
(281) 506-9794
mspake1412@Nobilishealth.com